Q1 2017 Earnings Release and Supplemental Information - page 1

Earnings Press Release

Invitation Homes Reports First Quarter 2017 Results, Sets 2017 Guidance
Dallas, TX, May 11, 2017 - Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family homes for lease in the United States, today announced its first quarter 2017 financial and operating results and set full year 2017 guidance.

First Quarter 2017 Highlights

•
Total revenues increased 6.3% to $239 million, total property operating and maintenance expenses increased 3.8% to $88 million, net loss increased to $42 million, and total NOI increased 7.9% to $151 million.

•	Same Store NOI grew 5.7% year-over-year on 4.7% Same Store revenue growth and a 3.0% increase in Same Store operating expenses.

•	Same Store Core NOI margin increased to 64.3% in the first quarter of 2017 from 63.4% in the first quarter of 2016.

•	Same Store blended net effective rental rate growth was 4.5% on leases signed in the first quarter of 2017.

•	Same Store average occupancy was 95.8%.

•	Same Store other property income grew 22.3% year-over-year.

•
Raised gross proceeds of $1.8 billion in an initial public offering of common stock, and raised $1.5 billion through a five-year unsecured Term Loan. Proceeds were used to repay all $2.3 billion outstanding on existing credit facilities, and $1.0 billion of mortgage debt. In addition, the Company entered into a new revolving credit facility with capacity of $1.0 billion, which was undrawn throughout the first quarter.

•	Subsequent to quarter end, closed a $1.0 billion, ten-year fixed rate mortgage loan, with principal and interest payments guaranteed by Fannie Mae. Net proceeds were used to repay mortgage debt.

Chief Executive Officer John Bartling comments: "We are excited to report our first results as a public company after executing a successful initial public offering in the first quarter of 2017. We achieved strong internal NOI growth in the quarter, leveraging our local operating platform to translate favorable supply/demand fundamentals into attractive rent growth and drive incremental efficiencies on the expense side of the business.

Looking ahead, we expect the location and scale of our portfolio to position us for another year of significant internal growth in 2017. We believe that limited new supply and favorable demand trends should drive continued rent growth in our markets for the foreseeable future, and that our portfolio and operating model offer an attractive opportunity for residents to lease high quality homes in in-fill neighborhoods while enjoying a resident-centric service experience. In addition to these rent growth tailwinds, we are excited about our opportunity to capture further NOI growth and margin expansion through strategic initiatives related to revenue management, ancillary income, and operating cost efficiency."

Q1 2017 Earnings Release and Supplemental Information - page 2

Financial Results

Net Loss, FFO, Core FFO, and AFFO Per Share - Diluted

Q1 2017
Net loss (1)	$(0.08)
FFO (2)	0.04
Core FFO (2)	0.25
AFFO (2)	0.22

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net loss per share has been calculated based on operating results for the period February 1, 2017 through March 31, 2017, and the weighted average number of shares outstanding during that period, in accordance with GAAP.

(2)
FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full quarter from January 1, 2017 through March 31, 2017, and as if weighted average shares outstanding from February 1, 2017 through March 31, 2017 were outstanding for the full quarter.

Net Loss - Year-over-year, net loss for the three months ended March 31, 2017 was $42.4 million, an increase of $32.4 million from the prior year. The increase in net loss was primarily due to a $40.0 million increase in share-based compensation related to our initial public offering and $7.6 million of other non-recurring general and administrative cost associated with our initial public offering. Exclusive of these two items, results improved by $15.3 million from the prior year, primarily due to higher revenues. For details, see the Condensed Consolidated Statement of Operations in this press release.

Core FFO - Year-over-year, Core FFO for the three months ended March 31, 2017 increased 21.6% to $78.2 million, primarily due to an increase in NOI, driven by higher revenues. Revenue growth was driven by an increase in average rental rate per home and higher occupancy that more than offset a slight decline in home count. Lower interest expense, net of non-cash interest, also contributed to the increase in Core FFO. For a reconciliation of Net Loss to Core FFO, see Schedule 1 of the Supplemental Financial Information.

AFFO - Year-over-year, AFFO for the three months ended March 31, 2017 increased 30.4% to $69.0 million, primarily driven by the increase in Core FFO described above, as well as a 19.1% decline in recurring capex. For a reconciliation of net loss to AFFO per share, see Schedule 1 of the Supplemental Financial Information.

Q1 2017 Earnings Release and Supplemental Information - page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	43,224

	Q1 2017	Q1 2016
Revenue growth (year-over-year) (1)	4.7%	5.1%
Operating Expense Growth (year-over-year) (1)	3.0%	2.7%
NOI growth (year-over-year) (1)	5.7%	6.5%
Core NOI margin	64.3%	63.4%

Average occupancy (2)	95.8%	96.4%
Turnover rate (annualized)	31.8%	31.1%

Net effective rental rate growth (lease-over-lease):
New leases	3.3%	4.7%
Renewals	5.3%	5.3%
Blended	4.5%	5.1%

(1)	Same Store revenue, operating expense, and NOI growth for Q1 2016 are for the prior year's same store pool of 36,469 homes.

(2)	For the total portfolio, occupancy increased to 94.9% in Q1 2017 from 94.5% in Q1 2016.

Same Store NOI - For the Same Store portfolio of 43,224 homes, first quarter 2017 Same Store NOI increased 5.7% year-over-year on Same Store revenue growth of 4.7% and Same Store expense growth of 3.0%. As a result, Core NOI margin increased to 64.3% in the first quarter of 2017 from 63.4% in the first quarter of 2016.

Same Store Revenues - Same Store revenue growth of 4.7% was driven by a 4.5% increase in average monthly rent and a 22.3% increase in other property income, partially offset by a 0.6% decline in average occupancy to 95.8%.

Same Store Expenses - Same Store expenses increased 3.0% year-over-year, driven primarily by 7.1% higher property taxes. Personnel, leasing & marketing, and insurance costs were lower year-over-year by 15.9%, 17.3%, and 10.7%, respectively.

Investment Management Activity
In the first quarter of 2017, the Company acquired 121 homes for $31.2 million, including estimated renovation cost, and sold 501 homes for gross proceeds of $77.7 million, resulting in total portfolio home count at March 31, 2017 of 47,918 homes. Dispositions in the first quarter of 2017 resulted in a gain on sale, net of tax of approximately $14.3 million.

Balance Sheet and Capital Markets Activity
At March 31, 2017, the Company had $1,192 million in availability through a combination of unrestricted cash and undrawn capacity on its credit facility. The Company's total indebtedness at March 31, 2017 was $5,734 million, consisting of $4,234 million of secured debt and $1,500 million of unsecured debt.

During the quarter, as previously announced, the Company completed an initial public offering of 88,550,000 shares of its common stock at a price of $20.00 per share, resulting in net proceeds of $1,667 million after deducting underwriting discounts and offering expenses payable by the Company. In addition, the Company entered into a $1,500 million Term Loan Facility with a five-year term, and a $1,000 million revolving credit facility. With the proceeds from the initial public offering and the Term Loan Facility, and cash on hand, the Company repaid $3,336 million of debt, consisting of the full amount outstanding on its existing credit facilities and IH1 2013-1 securitization, and a portion of its IH1 2014-1 securitization.

Q1 2017 Earnings Release and Supplemental Information - page 4

In addition, as previously announced, the Company entered into three interest rate swap agreements during the quarter with a combined notional amount of $2,020 million. Together with two interest rate swap agreements entered into during the fourth quarter of 2016, the aggregate amount of debt that has been swapped from floating rate to fixed rate is $3,520 million. All of the Company's interest rate swaps became effective on February 28, 2017.

Subsequent to quarter end, the Company closed a ten-year fixed rate securitization loan with a total principal amount of $1,000 million. The securitization loan is comprised of two components. Class A certificates representing an indirect interest in the Class A component of the loan, which totaled $944.5 million and represented the entirety of the gross proceeds to the Company, were offered to investors, and feature principal and interest payments that benefit from a guaranty by Fannie Mae. Class B certificates representing an interest in the Class B component of the loan, which totaled $55.5 million, were retained by the Company to comply with the United States risk retention requirements. The total cost of funds for the loan is fixed at 4.23%. Structural features of the transaction include the right to substitute properties (subject to certain loan to value, debt service coverage, and geographic concentration tests being met), as well as the right to release properties from the loan by prepaying the loan in an amount equal to 105% to 120% of the allocated loan amount associated with any properties released (subject to certain loan to value, debt service coverage, and geographic concentration tests being met, as well as the payment of any yield maintenance amounts required). Additionally, twice during the term of the loan the Company will have the ability to exercise special release rights to release properties from the collateral pool (without any prepayment of the underlying loan) to reset the size of the collateral pool based on asset appreciation and cash flow growth. Following any such special release, the allocated loan amounts related to the remaining homes in the collateral pool will be resized based on loan-level loan to value and debt service coverage tests, and the remaining collateral pool must continue to meet certain geographic concentration tests. Net proceeds of approximately $930 million were used to repay the remaining outstanding balance of the IH1 2014-1 securitization and to voluntarily prepay $510 million of the IH1 2014-3 securitization.

After giving effect to the Fannie Mae mortgage loan and associated repayment activity, weighted average years to maturity at March 31, 2017 would have been 4.7 years, with no debt scheduled to mature before September 2019. 78% of debt would have been fixed rate or swapped to fixed rate, and the weighted average interest rate on total debt would have been 3.7%.

Full Year 2017 Guidance

2017 Guidance

FY 2017
Guidance
Core FFO per share – diluted (1)	$0.96 - $1.04
AFFO per share – diluted (1)	$0.80 - $0.88

Same Store revenue growth	4.75% - 5.25%
Same Store operating expense growth	1.50% - 2.00%
Same Store NOI growth	6.50% - 7.50%
Same Store Core NOI margin	63.0% - 64.0%

(1)
Core FFO and AFFO guidance is for operating results for the full year from January 1, 2017 through December 31, 2017, and assumes that estimated weighted average shares outstanding from February 1, 2017 through December 31, 2017 were outstanding for the full year 2017.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net loss, total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Q1 2017 Earnings Release and Supplemental Information - page 5

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on May 12, 2017 to discuss results for the three months ended March 31, 2017. The domestic dial-in number is 1-888-317-6016, and the international dial-in number is 1-412-317-6016. The passcode is 5027416. An audio webcast may be accessed at ir.invitationhomes.com. A replay of the call will be available through June 12, 2017, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10105700, or by using the link at ir.invitationhomes.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at ir.invitationhomes.com.

Glossary & Reconciliations of Non-GAAP Financial Operating Measures
Financial and operating measures found in the Earnings Release and the Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family homes for lease, offering residents high-quality homes in desirable neighborhoods across America. With nearly 50,000 homes for lease in 13 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools.  The company's mission, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Claire Parker

Phone: 202.257.2329

Email: Media@InvitationHomes.com

Q1 2017 Earnings Release and Supplemental Information - page 6

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I-Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Q1 2017 Earnings Release and Supplemental Information - page 7

Condensed Consolidated Balance Sheets
($ in thousands, except per share amounts)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets:
Investments in single-family residential properties:
Land	$2,701,437	$2,703,388
Building and improvements	7,078,678	7,091,457
	9,780,115	9,794,845
Less: accumulated depreciation	(853,399)	(792,330)
Investments in single-family residential properties, net	8,926,716	9,002,515
Cash and cash equivalents	192,450	198,119
Restricted cash	144,169	222,092
Other assets, net	324,826	309,625
Total assets	$9,588,161	$9,732,351

Liabilities:
Mortgage loans, net	$4,228,525	$5,254,738
Term loan facility, net	1,485,866	—
Credit facilities, net	—	2,315,541
Accounts payable and accrued expenses	101,347	88,052
Resident security deposits	87,792	86,513
Other liabilities	26,589	30,084
Total liabilities	5,930,119	7,774,928

Equity:
Shareholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at March 31, 2017	—	—
Common stock, $0.01 par value per share, 900,000,000 shares authorized, 310,376,634 outstanding at March 31, 2017	3,104	—
Additional paid-in-capital	3,667,178	—
Accumulated deficit	(25,512)	—
Accumulated other comprehensive income	13,272	—
Total shareholders' equity	3,658,042	—
Combined equity	—	1,957,423
Total equity	3,658,042	1,957,423
Total liabilities and equity	$9,588,161	$9,732,351

Q1 2017 Earnings Release and Supplemental Information - page 8

Condensed Consolidated Statements of Operations
($ in thousands, except per share amounts) (unaudited)

	Q1 2017	Q1 2016
Revenues:
Rental revenues	$226,096	$214,323
Other property income	12,654	10,179
Total revenues	238,750	224,502

Operating expenses:
Property operating and maintenance	88,168	84,967
Property management expense	11,449	7,393
General and administrative	58,266	15,360
Depreciation and amortization	67,577	65,702
Impairment and other	1,204	(183)
Total operating expenses	226,664	173,239
Operating income	12,086	51,263

Other income (expenses):
Interest expense	(68,572)	(70,277)
Other, net	(226)	(153)
Total other income (expenses)	(68,798)	(70,430)

Loss from continuing operations	(56,712)	(19,167)
Gain on sale of property, net of tax	14,321	9,192

Net loss	$(42,391)	$(9,975)

	February 1, 2017
	through
	March 31, 2017

Net loss attributable to common shares — basic and diluted	$(25,512)

Weighted average common shares outstanding — basic and diluted	311,651,082

Net loss per common share — basic and diluted	$(0.08)

Q1 2017 Earnings Release and Supplemental Information - page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except per share amounts) (unaudited)

FFO Reconciliation	Q1 2017	Q1 2016
Net loss	$(42,391)	$(9,975)
Depreciation and amortization on real estate assets	66,653	64,409
Impairment on depreciated real estate investments	1,037	—
Net gain on sale of previously depreciated investments in real estate	(14,321)	(9,192)
FFO	$10,978	$45,242

Core FFO Reconciliation	Q1 2017	Q1 2016
FFO	$10,978	$45,242
Noncash interest expense	15,134	14,194
Share-based compensation expense related to IPO and pre-IPO grants	44,244	4,206
Offering related expenses	7,631	—
Severance expense	45	806
Casualty losses, net	167	(183)
Acquisition costs	—	35
Core FFO	$78,199	$64,300

AFFO Reconciliation	Q1 2017	Q1 2016
Core FFO	$78,199	$64,300
Recurring capital expenditures	(9,229)	(11,412)
AFFO	$68,970	$52,888

Weighted average common shares outstanding — diluted (1)	311,948,259	N/A

FFO per share — diluted (1)	$0.04	N/A
Core FFO per share — diluted (1)	$0.25	N/A
AFFO per share — diluted (1)	$0.22	N/A

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full quarter from January 1, 2017 through March 31, 2017, and as if weighted average shares outstanding from February 1, 2017 through March 31, 2017 were outstanding for the full quarter.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Total Shares of Common Stock and Equivalents - Diluted	Q1 2017
Weighted average amounts for net loss (1)	311,651,082
Weighted average amounts for FFO, Core FFO, and AFFO (1)	311,948,259
Period end amounts for FFO, Core FFO, and AFFO	312,134,875

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, Q1 2017 weighted average shares outstanding are for the period February 1, 2017 through March 31, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — March 31, 2017 (1)
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate	to Maturity
Secured:
Fixed	$—		—%	—%	—
Floating — swapped to fixed	2,020,000		35.2%	3.7%	3.2
Floating	2,213,578		38.6%	3.1%	2.6
Total secured	4,233,578		73.8%	3.4%	2.9

Unsecured:
Floating — swapped to fixed	1,500,000		26.2%	3.8%	4.9
Total unsecured	1,500,000		26.2%	3.8%	4.9

Total Debt:
Fixed + floating swapped to fixed	$3,520,000		61.4%	3.8%	3.9
Floating	2,213,578		38.6%	3.1%	2.6
Total debt	5,733,578		100.0%	3.5%	3.4
Deferred financing costs	(19,187)
Total debt per Balance Sheet	5,714,391
Retained and repurchased certificates	(209,468)
Cash, ex-security deposits (2)	(245,167)
Deferred financing costs	19,187
Net debt	$5,278,943

Leverage Ratios	Q1 2017
Fixed charge coverage ratio	2.5	x
Net debt / annualized Adjusted EBITDA	9.9	x

(1)
Numbers in this table do not take into account the impact of the Fannie Mae loan and associated repayment activity that occurred in April and May 2017. On a basis that gives effect to the Fannie Mae loan and associated repayment activity, 78% of debt would have been fixed rate at March 31, 2017, weighted average interest rate would have been 3.7%, and weighted average years to maturity would have been 4.7 years.

(2)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 12

Supplemental Schedule 2(c)

Debt Maturity Schedule — March 31, 2017 (1)
($ in thousands) (unaudited)

			Revolving			Wtd Avg
	Secured	Unsecured	Credit		% of	Interest
Debt Maturities, with Extensions (2)	Debt	Debt	Facilities	Balance	Total	Rate (3)
2017	$—	$—	$—	$—	—%	—%
2018	—	—	—	—	—%	—%
2019	1,888,942	—	—	1,888,942	32.9%	3.0%
2020	2,344,636	—	—	2,344,636	40.9%	3.7%
2021	—	—	—	—	—%	—%
2022	—	1,500,000	—	1,500,000	26.2%	3.8%
2023	—	—	—	—	—%	—%
2024	—	—	—	—	—%	—%
2025	—	—	—	—	—%	—%
2026	—	—	—	—	—%	—%
2027	—	—	—	—	—%	—%
	4,233,578	1,500,000	—	5,733,578	100.0%	3.5%
Deferred financing costs	(5,053)	(14,134)	—	(19,187)
Total per Balance Sheet	$4,228,525	$1,485,866	$—	$5,714,391

(1)	Debt maturities in this table do not take into account the impact of the Fannie Mae loan and associated repayment activity that occurred in April and May 2017.

(2)	Assumes all extension options are exercised.

(3)	Net of the impact of interest rate swaps.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 13

Supplemental Schedule 3(a)

Summary of Property Operations by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q1 2017	Q1 2016
Same Store portfolio	43,224	43,224
Non-Same Store portfolio	4,694	4,790
Total	47,918	48,014

Revenues	Q1 2017	Q1 2016	Change YoY
Same Store portfolio	$216,870	$207,128	4.7%
Non-Same Store portfolio	21,880	17,374	25.9%
Total	$238,750	$224,502	6.3%

Operating expenses	Q1 2017	Q1 2016	Change YoY
Same Store portfolio	$79,668	$77,365	3.0%
Non-Same Store portfolio	8,500	7,602	11.8%
Total	$88,168	$84,967	3.8%

Net Operating Income	Q1 2017	Q1 2016	Change YoY
Same Store portfolio	$137,202	$129,763	5.7%
Non-Same Store portfolio	13,380	9,772	36.9%
Total	$150,582	$139,535	7.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 14

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change
	Q1 2017	Q1 2016	YoY	Q4 2016	Seq
Revenues:
Rental revenues	$205,535	$197,857	3.9%	$202,908	1.3%
Other property income	11,335	9,271	22.3%	10,227	10.8%
Total revenues	216,870	207,128	4.7%	213,135	1.8%
Less: Resident recoveries	(3,476)	(2,438)	42.6%	(2,527)	37.6%
Core revenues	213,394	204,690	4.3%	210,608	1.3%

Fixed Expenses:
Property taxes	36,702	34,253	7.1%	35,508	3.4%
Insurance expenses	4,233	4,739	(10.7)%	4,297	(1.5)%
HOA expenses	5,221	5,005	4.3%	5,094	2.5%

Controllable Expenses:
Repairs and maintenance	8,830	7,850	12.5%	9,596	(8.0)%
Personnel	9,703	11,540	(15.9)%	10,553	(8.1)%
Turnover	5,697	5,084	12.1%	5,388	5.7%
Utilities	4,296	3,381	27.1%	4,079	5.3%
Leasing and marketing (1)	3,458	4,183	(17.3)%	4,018	(13.9)%
Property administrative	1,528	1,330	14.9%	1,963	(22.2)%
Property operating and maintenance expenses	79,668	77,365	3.0%	80,496	(1.0)%
Less: Resident recoveries	(3,476)	(2,438)	42.6%	(2,527)	37.6%
Core operating expenses	76,192	74,927	1.7%	77,969	(2.3)%

Net Operating Income	$137,202	$129,763	5.7%	$132,639	3.4%

Same Store Metrics:
Core NOI margin	64.3%	63.4%		63.0%
Average occupancy	95.8%	96.4%		95.3%
Turnover rate (annualized)	31.8%	31.1%		29.6%

(1)	Leasing and marketing expense includes amortization of leasing commissions of $2,711, $3,449, and $2,778 for Q1 2017, Q1 2016, and Q4 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 15

Supplemental Schedule 4

Portfolio Characteristics - As of and for the quarter ended March 31, 2017 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	4,610	95.5%	$2,214	$1.30	12.5%
Northern California	2,866	96.1%	1,732	1.10	6.7%
Seattle	3,185	95.7%	1,907	1.00	8.1%
Phoenix	5,407	95.5%	1,153	0.73	8.3%
Las Vegas	950	94.4%	1,441	0.75	1.7%
Western US Subtotal	17,018	95.6%	1,692	1.00	37.3%

Florida:
South Florida	5,598	93.8%	2,159	1.12	14.7%
Tampa	4,915	94.6%	1,571	0.80	9.6%
Orlando	3,714	95.7%	1,499	0.78	7.0%
Jacksonville	1,964	93.4%	1,550	0.78	3.8%
Florida Subtotal	16,191	94.4%	1,753	0.90	35.1%

Southeast United States:
Atlanta	7,483	95.2%	1,363	0.67	12.6%
Charlotte	3,104	93.7%	1,364	0.68	5.2%
Southeast US Subtotal	10,587	94.7%	1,363	0.67	17.8%

Midwest United States:
Chicago	2,939	93.2%	2,011	1.19	7.1%
Minneapolis	1,183	95.9%	1,747	0.87	2.7%
Midwest US Subtotal	4,122	94.0%	1,934	1.09	9.8%

Total / Average	47,918	94.9%	$1,661	$0.89	100.0%
Same Store Total / Average	43,224	95.8%	$1,664	$0.90	90.8%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 16

Supplemental Schedule 5(a)

Same Store Revenue Growth Summary, YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
YoY, Q1 2017	# Homes	Q1 2017	Q1 2016	Change	Q1 2017	Q1 2016	Change	Q1 2017	Q1 2016	Change
Western United States:
Southern California	4,128	$2,197	$2,083	5.5%	96.3%	96.5%	(0.2)%	$26,764	$25,374	5.5%
Northern California	2,446	1,712	1,597	7.2%	97.3%	97.9%	(0.6)%	13,652	12,680	7.7%
Seattle	2,779	1,907	1,785	6.8%	96.5%	96.8%	(0.3)%	17,103	15,929	7.4%
Phoenix	4,598	1,150	1,084	6.1%	96.6%	97.2%	(0.6)%	16,698	15,684	6.5%
Las Vegas	871	1,442	1,381	4.4%	95.3%	96.0%	(0.7)%	3,856	3,650	5.6%
Western US Subtotal	14,822	1,693	1,595	6.1%	96.6%	97.0%	(0.4)%	78,073	73,317	6.5%

Florida:
South Florida	5,224	2,169	2,092	3.7%	94.4%	96.4%	(2.0)%	32,956	32,108	2.6%
Tampa	4,494	1,566	1,509	3.8%	95.6%	96.5%	(0.9)%	21,112	20,236	4.3%
Orlando	3,334	1,487	1,423	4.5%	96.8%	96.9%	(0.1)%	15,046	14,277	5.4%
Jacksonville	1,880	1,557	1,522	2.3%	93.8%	95.9%	(2.1)%	8,652	8,510	1.7%
Florida Subtotal	14,932	1,756	1,695	3.6%	95.2%	96.5%	(1.3)%	77,766	75,131	3.5%

Southeast United States:
Atlanta	6,724	1,363	1,309	4.1%	95.8%	96.8%	(1.0)%	27,219	26,186	3.9%
Charlotte	2,741	1,344	1,302	3.2%	95.1%	96.0%	(0.9)%	10,991	10,655	3.2%
Southeast US Subtotal	9,465	1,358	1,307	3.9%	95.6%	96.6%	(1.0)%	38,210	36,841	3.7%

Midwest United States:
Chicago	2,829	2,013	1,965	2.4%	94.8%	93.7%	1.1%	16,483	15,847	4.0%
Minneapolis	1,176	1,747	1,685	3.7%	96.2%	94.9%	1.3%	6,338	5,992	5.8%
Midwest US Subtotal	4,005	1,934	1,882	2.8%	95.2%	94.0%	1.2%	22,821	21,839	4.5%

Same Store Total / Average	43,224	$1,664	$1,592	4.5%	95.8%	96.4%	(0.6)%	$216,870	$207,128	4.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 17

Supplemental Schedule 5(a) (Continued)

Same Store Revenue Growth Summary - Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
Seq, Q1 2017	# Homes	Q1 2017	Q4 2016	Change	Q1 2017	Q4 2016	Change	Q1 2017	Q4 2016	Change
Western United States:
Southern California	4,128	$2,197	$2,171	1.2%	96.3%	96.4%	(0.1)%	$26,764	$26,398	1.4%
Northern California	2,446	1,712	1,691	1.2%	97.3%	97.4%	(0.1)%	13,652	13,449	1.5%
Seattle	2,779	1,907	1,876	1.7%	96.5%	95.9%	0.6%	17,103	16,591	3.1%
Phoenix	4,598	1,150	1,138	1.1%	96.6%	95.5%	1.1%	16,698	16,252	2.7%
Las Vegas	871	1,442	1,428	1.0%	95.3%	95.7%	(0.4)%	3,856	3,786	1.8%
Western US Subtotal	14,822	1,693	1,674	1.1%	96.6%	96.2%	0.4%	78,073	76,476	2.1%

Florida:
South Florida	5,224	2,169	2,157	0.6%	94.4%	94.5%	(0.1)%	32,956	32,563	1.2%
Tampa	4,494	1,566	1,554	0.8%	95.6%	95.3%	0.3%	21,112	20,902	1.0%
Orlando	3,334	1,487	1,469	1.2%	96.8%	96.4%	0.4%	15,046	14,702	2.3%
Jacksonville	1,880	1,557	1,554	0.2%	93.8%	93.2%	0.6%	8,652	8,523	1.5%
Florida Subtotal	14,932	1,756	1,745	0.6%	95.2%	95.0%	0.2%	77,766	76,690	1.4%

Southeast United States:
Atlanta	6,724	1,363	1,356	0.5%	95.8%	95.9%	(0.1)%	27,219	26,975	0.9%
Charlotte	2,741	1,344	1,341	0.2%	95.1%	94.1%	1.0%	10,991	10,729	2.4%
Southeast US Subtotal	9,465	1,358	1,352	0.4%	95.6%	95.4%	0.2%	38,210	37,704	1.3%

Midwest United States:
Chicago	2,829	2,013	2,011	0.1%	94.8%	92.7%	2.1%	16,483	16,060	2.6%
Minneapolis	1,176	1,747	1,749	(0.1)%	96.2%	94.9%	1.3%	6,338	6,205	2.1%
Midwest US Subtotal	4,005	1,934	1,933	0.1%	95.2%	93.4%	1.8%	22,821	22,265	2.5%

Same Store Total / Average	43,224	$1,664	$1,651	0.8%	95.8%	95.3%	0.5%	$216,870	$213,135	1.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 18

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary - YoY Quarter
($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q1 2017	Q1 2017	Q1 2016	Change	Q1 2017	Q1 2016	Change	Q1 2017	Q1 2016	Change	Q1 2017	Q1 2016
Western United States:
Southern California	$26,764	$25,374	5.5%	$8,309	$8,109	2.5%	$18,455	$17,265	6.9%	69.6%	68.1%
Northern California	13,652	12,680	7.7%	4,697	4,203	11.8%	8,955	8,477	5.6%	71.0%	72.3%
Seattle	17,103	15,929	7.4%	6,361	6,293	1.1%	10,742	9,636	11.5%	67.6%	64.8%
Phoenix	16,698	15,684	6.5%	4,576	4,429	3.3%	12,122	11,255	7.7%	73.1%	71.8%
Las Vegas	3,856	3,650	5.6%	1,065	1,094	(2.7)%	2,791	2,556	9.2%	74.3%	71.2%
Western US Subtotal	78,073	73,317	6.5%	25,008	24,128	3.6%	53,065	49,189	7.9%	70.4%	69.1%

Florida:
South Florida	32,956	32,108	2.6%	14,762	14,878	(0.8)%	18,194	17,230	5.6%	55.3%	53.7%
Tampa	21,112	20,236	4.3%	8,232	8,244	(0.1)%	12,880	11,992	7.4%	61.4%	59.3%
Orlando	15,046	14,277	5.4%	5,786	5,654	2.3%	9,260	8,623	7.4%	61.8%	60.4%
Jacksonville	8,652	8,510	1.7%	3,278	3,219	1.8%	5,374	5,291	1.6%	62.4%	62.2%
Florida Subtotal	77,766	75,131	3.5%	32,058	31,995	0.2%	45,708	43,136	6.0%	59.0%	57.4%

Southeast United States:
Atlanta	27,219	26,186	3.9%	9,295	9,242	0.6%	17,924	16,944	5.8%	66.1%	64.7%
Charlotte	10,991	10,655	3.2%	3,493	3,447	1.3%	7,498	7,208	4.0%	68.5%	67.7%
Southeast US Subtotal	38,210	36,841	3.7%	12,788	12,689	0.8%	25,422	24,152	5.3%	66.8%	65.6%

Midwest United States:
Chicago	16,483	15,847	4.0%	7,681	6,539	17.5%	8,802	9,308	(5.4)%	53.8%	58.9%
Minneapolis	6,338	5,992	5.8%	2,133	2,014	5.9%	4,205	3,978	5.7%	68.5%	68.9%
Midwest US Subtotal	22,821	21,839	4.5%	9,814	8,553	14.7%	13,007	13,286	(2.1)%	57.8%	61.6%

Same Store Total / Average	$216,870	$207,128	4.7%	$79,668	$77,365	3.0%	$137,202	$129,763	5.7%	64.3%	63.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 19

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary - Sequential Quarter
($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q1 2017	Q1 2017	Q4 2016	Change	Q1 2017	Q4 2016	Change	Q1 2017	Q4 2016	Change	Q1 2017	Q4 2016
Western United States:
Southern California	$26,764	$26,398	1.4%	$8,309	$8,278	0.4%	$18,455	$18,120	1.8%	69.6%	68.8%
Northern California	13,652	13,449	1.5%	4,697	4,592	2.3%	8,955	8,857	1.1%	71.0%	71.2%
Seattle	17,103	16,591	3.1%	6,361	6,191	2.7%	10,742	10,400	3.3%	67.6%	67.0%
Phoenix	16,698	16,252	2.7%	4,576	4,918	(7.0)%	12,122	11,334	7.0%	73.1%	69.8%
Las Vegas	3,856	3,786	1.8%	1,065	1,149	(7.3)%	2,791	2,637	5.8%	74.3%	70.9%
Western US Subtotal	78,073	76,476	2.1%	25,008	25,128	(0.5)%	53,065	51,348	3.3%	70.4%	69.2%

Florida:
South Florida	32,956	32,563	1.2%	14,762	15,265	(3.3)%	18,194	17,298	5.2%	55.3%	53.1%
Tampa	21,112	20,902	1.0%	8,232	8,438	(2.4)%	12,880	12,464	3.3%	61.4%	59.7%
Orlando	15,046	14,702	2.3%	5,786	5,468	5.8%	9,260	9,234	0.3%	61.8%	62.8%
Jacksonville	8,652	8,523	1.5%	3,278	3,418	(4.1)%	5,374	5,105	5.3%	62.4%	59.9%
Florida Subtotal	77,766	76,690	1.4%	32,058	32,589	(1.6)%	45,708	44,101	3.6%	59.0%	57.5%

Southeast United States:
Atlanta	27,219	26,975	0.9%	9,295	8,725	6.5%	17,924	18,250	(1.8)%	66.1%	67.7%
Charlotte	10,991	10,729	2.4%	3,493	3,466	0.8%	7,498	7,263	3.2%	68.5%	67.7%
Southeast US Subtotal	38,210	37,704	1.3%	12,788	12,191	4.9%	25,422	25,513	(0.4)%	66.8%	67.7%

Midwest United States:
Chicago	16,483	16,060	2.6%	7,681	8,405	(8.6)%	8,802	7,655	15.0%	53.8%	47.8%
Minneapolis	6,338	6,205	2.1%	2,133	2,183	(2.3)%	4,205	4,022	4.5%	68.5%	67.0%
Midwest US Subtotal	22,821	22,265	2.5%	9,814	10,588	(7.3)%	13,007	11,677	11.4%	57.8%	53.0%

Same Store Total / Average	$216,870	$213,135	1.8%	$79,668	$80,496	(1.0)%	$137,202	$132,639	3.4%	64.3%	63.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 20

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Net Effective Rental Rate Growth - Q1 2017
	Renewal	New	Blended
	Leases	Leases	Average
Western United States:
Southern California	6.5%	5.3%	6.3%
Northern California	7.5%	9.2%	8.0%
Seattle	7.9%	7.5%	7.9%
Phoenix	5.7%	8.2%	6.5%
Las Vegas	4.4%	4.4%	4.3%
Western US Average	6.8%	7.1%	6.9%

Florida:
South Florida	4.3%	1.4%	3.3%
Tampa	4.9%	1.1%	3.3%
Orlando	5.3%	5.0%	5.3%
Jacksonville	3.1%	(0.5)%	1.4%
Florida Average	4.5%	1.7%	3.4%

Southeast United States:
Atlanta	4.9%	3.9%	4.5%
Charlotte	3.3%	1.3%	2.3%
Southeast US Average	4.5%	2.9%	3.8%

Midwest United States:
Chicago	3.7%	(2.6)%	1.2%
Minneapolis	6.0%	1.8%	4.6%
Midwest US Average	4.4%	(1.6)%	2.1%

Same Store Total / Average	5.3%	3.3%	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 21

Supplemental Schedule 6

Normalized Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Normalized Property Management Expense	Q1 2017	Q1 2016
Property management expense (GAAP)	$11,449	$7,393
Non-recurring expenses included in property management:
Share-based compensation related to IPO and pre-IPO grants	(3,973)	(155)
Normalized property management expense	$7,476	$7,238

Normalized G&A Expense	Q1 2017	Q1 2016
G&A expense (GAAP)	$58,266	$15,360
Non-recurring expenses included in G&A:
Share-based compensation related to IPO and pre-IPO grants	(40,271)	(4,051)
IPO costs	(7,631)	—
Severance expense	(45)	(806)
Normalized G&A expense	$10,319	$10,503

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 22

Supplemental Schedule 7

Acquisitions and Dispositions - Q1 2017
(unaudited)
	As of					As of
	12/31/2016	Q1 2017 Acquisitions (1)		Q1 2017 Dispositions (2)		3/31/2017
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Invested Basis	Sold	Sales Price	Owned
Western United States:
Southern California	4,630	9	$505,937	29	$224,307	4,610
Northern California	2,879	2	324,619	15	253,000	2,866
Seattle	3,184	13	289,945	12	320,925	3,185
Phoenix	5,649	20	193,609	262	128,904	5,407
Las Vegas	944	8	238,420	2	152,000	950
Western US Subtotal	17,286	52	283,683	320	150,712	17,018

Florida:
South Florida	5,582	25	283,996	9	187,544	5,598
Tampa	4,952	5	228,723	42	177,652	4,915
Orlando	3,719	20	210,901	25	179,630	3,714
Jacksonville	1,984	—	—	20	170,270	1,964
Florida Subtotal	16,237	50	249,231	96	177,557	16,191

Southeast United States:
Atlanta	7,517	5	176,650	39	106,444	7,483
Charlotte	3,119	14	221,247	29	147,630	3,104
Southeast US Subtotal	10,636	19	209,511	68	124,009	10,587

Midwest United States:
Chicago	2,956	—	—	17	233,981	2,939
Minneapolis	1,183	—	—	—	—	1,183
Midwest US Subtotal	4,139	—	—	17	233,981	4,122

Total / Average	48,298	121	$257,800	501	$155,057	47,918

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.5%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated invested basis.

(2)	Cap rates on dispositions during the quarter averaged 3.4%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 23

Supplemental Schedule 8

History of Same Store Total Cost to Maintain (Gross)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016

Operating expense (gross):
R&M OpEx	$8,830	$9,596	$10,910	$10,009	$7,850
Turn OpEx	5,697	5,388	7,529	6,697	5,084
Total operating expense	14,527	14,984	18,439	16,706	12,934

Capital expenditure:
R&M CapEx	5,635	6,393	9,748	7,359	7,529
Turn CapEx	2,707	2,918	3,489	3,347	2,898
Total capital expenditure	8,342	9,311	13,237	10,706	10,427

Total cost to maintain (gross):
R&M OpEx + CapEx	14,465	15,989	20,658	17,368	15,379
Turn OpEx + CapEx	8,404	8,306	11,018	10,044	7,982
Total cost to maintain	$22,869	$24,295	$31,676	$27,412	$23,361

Per Home ($)	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016

Operating expense (gross):
R&M OpEx	$204	$222	$252	$232	$182
Turn OpEx	132	125	174	155	118
Total operating expense	336	347	426	387	300

Capital expenditure:
R&M CapEx	130	148	226	170	174
Turn CapEx	63	68	81	77	67
Total capital expenditure	193	216	307	247	241

Total cost to maintain (gross):
R&M OpEx + CapEx	334	370	478	402	356
Turn OpEx + CapEx	195	193	255	232	185
Total cost to maintain	$529	$563	$733	$634	$541

Per Turn Spend ($, Gross)	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
Avg. OpEx per turn	$1,757	$1,612	$1,726	$1,667	$1,583
Avg. CapEx per turn	835	873	800	833	902
Avg. total spend per turn	$2,592	$2,485	$2,526	$2,500	$2,485

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 24

Supplemental Schedule 9

2017 Guidance
(unaudited)

FY 2017
Net Loss, Core FFO, and AFFO per Share Guidance (1)	Guidance
Core FFO per share - diluted	$0.96 - $1.04
AFFO per share - diluted	$0.80 - $0.88

FY 2017
Same Store Guidance	Guidance
Revenue Growth	4.75% - 5.25%
Operating Expense Growth	1.50% - 2.00%
NOI Growth	6.50% - 7.50%
Core NOI margin	63.0% - 64.0%

(1)
Core FFO and AFFO guidance is for operating results for the full year from January 1, 2017 through December 31, 2017, and assumes that estimated weighted average shares outstanding from February 1, 2017 through December 31, 2017 were outstanding for the full year 2017.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net loss, total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2017 Earnings Release and Supplemental Information - page 25

Glossary and Reconciliations

Glossary:

Average Estimated Invested Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated upfront renovation expense for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents the average of the contracted monthly rent for occupied properties in an identified population of homes for the relevant period and reflects rent concessions amortized over the life of the related lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the number of days that the homes available for lease in such population were occupied, divided by (ii) the total number of available days in the measurement period for the homes in that population.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by total revenues, net of resident recoveries attributable to such population.

Days to Re-resident
Days to re-resident for an individual home represents the number of days a home is unoccupied between residents, calculated as the number of days between (i) the date the prior resident moves out of a home, and (ii) the date the next resident is granted access to the same home, which is deemed to be the earlier of (x) the next resident's contractual lease start date and (y) the next resident's move-in date.

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss (computed in accordance with GAAP) before the following items: interest expense; income tax expense; and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before the following items: share-based compensation expense; offering related expenses, impairment and other; acquisition costs; gain (loss) on sale of property, net of tax; and interest income and other miscellaneous income and expenses. EBITDA and Adjusted EBITDA are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA and Adjusted EBITDA as measures of performance.

The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA and Adjusted EBITDA may not be comparable to the EBITDA and Adjusted EBITDA of other companies due to the fact that not all companies use the same definitions of EBITDA and Adjusted EBITDA. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of net loss to EBITDA and Adjusted EBITDA as determined in accordance with GAAP.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (computed in accordance with GAAP) excluding net gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures.

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We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income or loss.

The GAAP measure most directly comparable to FFO is net income or loss. FFO is not used as a measure of our liquidity and should not be considered an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO may not be comparable to the FFO of other companies due to the fact that not all companies use the same definition of FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provides a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. We define Core FFO as FFO adjusted for noncash interest expense related to amortization of deferred financing costs and discounts related to our financing arrangements, noncash interest expense for derivatives, share-based compensation expense, offering related expenses, severance expenses, casualty losses, net, and acquisition costs, as applicable. We define Adjusted FFO as Core FFO less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality of our homes.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

Please see Supplemental Schedule 1 for a reconciliation of net loss to FFO, Core FFO, and Adjusted FFO as determined in accordance with GAAP.

Net Effective Rental Rate Growth
Net effective rental rate growth for any home represents the difference between the monthly rent from an expiring lease and the monthly rent from the next lease, in each case, net of any amortized concessions. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home. Blended net effective rental rate growth represents the blended average of net effective rental rate growth for both new and renewal leases.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

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We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of net loss to NOI for our total portfolio and NOI for our Same Store portfolio as determined in accordance with GAAP.

Northern California
Northern California includes Modesto, CA, Napa, CA, Oakland-Fremont-Hayward, CA, Sacramento-Arden-Arcade-Roseville, CA, San Jose-Sunnyvale-Santa Clara, CA, Stockton-Lodi, CA, Vallejo-Fairfield, CA and Yuba City, CA.

PSF
PSF means per square foot.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized (defined as homes that have (i) completed an upfront renovation and (ii) entered into at least one post-renovation Invitation Homes lease) for at least 90 days prior to the first day of the prior-year measurement period and excludes homes that have been sold and homes that have been designated for sale but have not yet entered into a written sale agreement during such reporting period. Same Store portfolios are established as of January 1st of each calendar year. Therefore, any home included in the Same Store portfolio will have satisfied the conditions described in clauses (i) and (ii) above prior to October 3rd of the year prior to the first year of the comparison period. We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

South Florida
South Florida includes Fort Lauderdale-Pompano Beach-Deerfield Beach, FL, Key West, FL, Miami-Miami Beach-Kendall, FL and West Palm Beach-Boca Raton-Delray Beach, FL.

Southern California
Southern California includes Anaheim-Santa Ana-Irvine, CA, Los Angeles-Long Beach-Glendale, CA, Oxnard-Thousand Oaks-Ventura, CA, Riverside-San Bernardino-Ontario, CA and San Diego-Carlsbad-San Marcos, CA.

Total Cost to Maintain
Total cost to maintain a home represents the sum of average maintenance and turnover expense per home (gross) and average capital expenditures per home, in each case before giving effect to any offsetting income received directly from residents or withheld out of resident security deposits.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes we own, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population. To the extent the measurement period shown is less than 12 months, the turnover rate will be reflected on an annualized basis.

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Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues
(in thousands) (unaudited)

	Q1 2017	Q1 2016	% Change
Total revenues (total portfolio)	$238,750	$224,502	6.3%
Non-Same Store total revenues	(21,880)	(17,374)
Total revenues (Same Store portfolio)	216,870	207,128	4.7%
Resident recoveries (Same Store portfolio)	(3,476)	(2,438)
Core revenues (Same Store portfolio)	$213,394	$204,690	4.3%

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses
(in thousands) (unaudited)

	Q1 2017	Q1 2016	% Change
Property operating and maintenance expenses (total portfolio)	$88,168	$84,967	3.8%
Non-Same Store operating expenses	(8,500)	(7,602)
Operating expenses (Same Store portfolio)	79,668	77,365	3.0%
Resident recoveries (Same Store portfolio)	(3,476)	(2,438)
Core operating expenses (Same Store portfolio)	$76,192	$74,927	1.7%

Reconciliation of Net Loss to NOI, Same Store NOI, and Same Store Core NOI Margin
(in thousands) (unaudited)

	Q1 2017	Q1 2016	% Change
Net loss	$(42,391)	$(9,975)
Interest expense	68,572	70,277
Depreciation and amortization	67,577	65,702
General and administrative	58,266	15,360
Property management expense	11,449	7,393
Impairment and other	1,204	(183)
Acquisition costs	—	35
Gain on sale of property, net of tax	(14,321)	(9,192)
Other	226	118
NOI (total portfolio)	150,582	139,535	7.9%
Non-Same Store NOI	(13,380)	(9,772)
NOI (Same Store portfolio)	$137,202	$129,763	5.7%

Core revenues (Same Store portfolio)	$213,394	$204,690
Core NOI margin (Same Store portfolio)	64.3%	63.4%

Q1 2017 Earnings Release and Supplemental Information - page 29

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Q1 2017	Q1 2016	% Change
Net loss	$(42,391)	$(9,975)
Interest expense	68,572	70,277
Depreciation and amortization	67,577	65,702
EBITDA	93,758	126,004
Share-based compensation related to IPO and pre-IPO grants	44,244	4,206
Offering related expenses	7,631	—
Impairment and other	1,204	(183)
Acquisition costs	—	35
Gain on sale of property, net of tax	(14,321)	(9,192)
Other	226	118
Adjusted EBITDA	$132,742	$120,988	9.7%

Reconciliation of Net Debt / Annualized Adjusted EBITDA
(in thousands, except for ratio) (unaudited)

As of
March 31, 2017
Mortgage loans, net	$4,228,525
Term loan facility, net	1,485,866
Total debt per Balance Sheet	5,714,391
Retained and repurchased certificates	(209,468)
Cash, ex-security deposits (1)	(245,167)
Deferred financing costs	19,187
Net Debt (A)	$5,278,943

For the Three
Months Ended
March 31, 2017
Adjusted EBITDA (B)	$132,742

Annualized Adjusted EBITDA (C = B x 4)	$530,968

Net debt / annualized Adjusted EBITDA (A / C)	9.9	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

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Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	March 31, 2017
Interest expense	$68,572
Noncash interest expense	(15,134)
Fixed charges (A)	$53,438

Adjusted EBITDA (B)	$132,742

Fixed charge coverage ratio (B / A)	2.5	x

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